UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2005

Tupperware Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 2353, Orlando, Florida	32802
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 826-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

On September 23, 2005, Tupperware Corporation (the “Corporation”) entered into a restricted stock agreement with E. V. Goings, the Corporation’s chairman and chief executive officer, concerning the issuance of a restricted stock grant for 100,000 shares of the Corporation’s common stock in connection with a retention program. Such restricted stock will vest on January 1, 2011 or such other date as the Compensation and Governance Committee of the Board of Directors of the Corporation shall determine. Such grant is made under the terms of the Corporation’s 2002 Incentive Plan and the terms and conditions of such plan apply generally to the grant subject to the agreement furnished in connection with this Form 8-K. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

A copy of the restricted stock agreement is attached as Exhibit 10.1

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	Restricted Stock Agreement between Tupperware Corporation and E.V. Goings dated September 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tupperware Corporation
(Registrant)

September 28, 2005	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President, Chief Legal Officer and Secretary